Exhibit A

Joint Filing Agreement

The undersigned agree and consent to the joint filing on their behalf of this Schedule 13G/A, and all amendments thereto, relating to the Common Stock, $0.001 par value per share, of AAC Holdings, Inc.

Steven D. Lebowitz

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

Deborah P. Lebowitz

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

David Lebowitz

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

Amanda Lebowitz

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

Lebowitz RCT, L.P.

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

Lebowitz RCT, Inc.

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact

Date: February 6, 2019